UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, Use of Commission only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

PACIFIC CMA, INC.

(Name of Registrant as specified in its charter)

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[X] No fee required

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[ ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

_________________________________________________________

4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PACIFIC CMA, INC.

4750 Table Mesa Drive

Boulder, CO 80305

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Pacific CMA, Inc. (the "Company" or "PCCM") to be held at 11:00 A.M. local time on September 12, 2002, at the Hilton Los Angeles, Airport, 5711 West Century Boulevard, Los Angeles, California 90045.

The Special Meeting is being held for the purpose of considering and voting upon an amendment to the Company's Articles of Incorporation to increase the maximum number of directors from 5 to 9, to vote on the election of the Board of Directors, and to ratify the appointment of the Company's auditors. A copy of the proposed Articles of Amendment are attached as an Exhibit.

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Alfred Lam

Chairman

Pacific CMA, Inc.

4750 Table Mesa Drive

Boulder, Colorado 80305

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 12, 2002

TO THE SHAREHOLDERS OF PACIFIC CMA, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Meeting") of Pacific CMA, Inc. (the "Company") will be held at 11:00 A.M. local time on September 12, 2002, at the Hilton Los Angeles, Airport, 5711 West Century Boulevard, Los Angeles, California 90045.

The Special Meeting is being held for the purpose of considering and voting upon an amendment to the Company's Articles of Incorporation to increase the maximum number of directors from 5 to 9, to vote on the election of the Board of Directors, and to ratify the appointment of the Company's auditors.

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

By Order of the Board of Directors

Alfred Lam

Chairman of the Board

Dated: August 16, 2002

Pacific CMA, Inc.

4750 Table Mesa Drive

Boulder, CO 80305

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

PACIFIC CMA, INC.

To be held September 12, 2002

__________________

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Pacific CMA, Inc. (the "Company" "PCCM"), to be held at 11:00 A.M. local time on September 12, 2002, at the Hilton Los Angeles, Airport, 5711 West Century Boulevard, Los Angeles, California 90045, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to PCCM's shareholders on or about August 16, 2002.

All shares of PCCM's common stock ("Common Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Pacific CMA, Inc. is a logistics service provider/freight-forwarding company. Through its Hong Kong based subsidiary, AGI Logistics (HK) Ltd, and its New York based subsidiary, Airgate International Corp. Pacific CMA facilitates and provides supply Chain Management Solutions, Contract Logistics Services and International Freight Forwarding Services.

The Special Meeting of Shareholders to be held at 11:00 A.M. local time on September 12, 2002, at the Hilton Los Angeles, Airport, 5711 West Century Boulevard, Los Angeles, California 90045, is being held for the purpose of considering and voting upon an amendment to the Company's Articles of Incorporation to increase the maximum number of directors from 5 to 9, to vote on the election of the Board of Directors, and to ratify the appointment of the Company's auditors. A copy of the proposed Articles of Amendment are attached as an Exhibit.

Record Date

Shareholders of record at the close of business on August 9, 2002 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 23,191,950 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Special Meeting.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. A majority of the shares of common stock issued and outstanding as of the record date, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

DIRECTORS AND EXECUTIVE OFFICERS

At the meeting the shareholders will be asked to elect five directors including the three existing directors, and two new members, who are currently serving tthe Company as officers. The directors and executive officers who are serving the Company as of the record date are as follows:

Name	Age	Positions Held and Tenure
Alfred Lam	49	Chairman and Treasurer since December 31, 2000
Scott Turner	48	President and Director since December 31, 2000
Louisa Chan	42	Director since December 31, 2000
Henrik M. Christensen	47	Executive Vice President since December 31, 2000
Kaze Chan	37	Executive Vice President since December 31, 2000
Daisy Law	29	Chief Accountant since December 31, 2000
Rango Lam	30	Secretary since December 31, 2000

Biographical Information

Alfred Lam

Mr. Lam is Chairman and Treasurer of the Company and founder of AGI Logistics (HK) Ltd. He is responsible for corporate strategy, strategic planning, and the overall management and administration of Pacific CMA, Inc. Mr. Lam holds a Bachelor's Degree in Business Administration from the Chinese University of Hong Kong. He has over 22 years of freight forwarding industry experience and has established solid and longstanding relationships with airlines, shipping lines, customers, and overseas agents. Prior to operating the Company, he was the chairman of a publicly listed freight forwarding company in Hong Kong.

Scott Turner

Mr. Turner is the President and a Director of the Company. He is a co-founder of Airgate International Corporation, and has been its president since 1995. He has over 26 years of experience in the freight forwarding industry.

Louisa Chan

Ms. Chan is a director of the Company. She was director of AWT World Transport (Far East) Limited from 1994 to 1995. She has a Diploma of Accounting.

Henrik M. Christensen

Mr. Christensen is Executive Vice President of the Company, and has been nominated to become a member of the Board of Directors. He has over 25 years of shipping and logistics experience in Denmark, England, Africa and Hong Kong. He is a Fellow of the United Kingdom's Institute of Freight Forwarders. Mr. Christensen graduated from Koebenhavn's Koebmanskole in 1974.

Kaze Chan

Mr. Chan is Executive Vice President of the Company, and has been nominated to become a member of the Board of Directors. He is also the Executive Vice President and the General Manager and co-founder of AGI Logistics (HK) Ltd. He oversees all freight activities in Hong Kong, China, Europe and North America. Kaze is also responsible for the Company's operations and overall strategic planning. Prior to joining the company, he held senior management positions in U.S.- based Northwest Cargo. Mr. Chan holds a Master of Arts in Urban Studies from Michigan State University in the United States.

Daisy Law

Ms. Law is the Chief Accountant of the Company. She graduated from the Chinese University of Hong Kong with an honors bachelor degree. She is now a member of the Hong Kong Society of Accountants and the Association of Chartered Certified Accountants.

Rango Lam

Ms. Lam is the Secretary of the Company and is responsible for overseeing the Company's corporate secretarial work. Ms. Lam also possesses over 9 years of experience in sales and marketing activities within the freight forwarding industry. Prior to joining the Company, she worked for a publicly listed freight forwrding company in Hong Kong, Benair (HK) Ltd and World Connect Limited.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has held one meeting during the last fiscal year. One of the directors, Scott Turner did not attend this meeting, and as a result, he attended less than 75% of the meetings during the year.

The Board of Directors currently has no separate committees. Accordingly, the entire Board of Directors functions as the Audit Committee, the Compensation Committee, and the Nominating Committee for purposes of dealing with issues in those areas.

Audit Committee Report

The Board of Directors has not adopted a written charter for the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 with management and with Moores Rowland, the Company's independent public accountants for that year. The Audit Committee has also discussed with Moores Rowland the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

The Audit Committee also received from Moores Rowland the written disclosures and the letter required by Independence Standards No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company. Additionally, the Audit Committee has considered whether the non-audit services provided to the Company by Moores Rowland are compatible with the independence of Moores Rowland.

Based on the review and discussions referred to above, the Audit Committee, and therefore the Board of Directors (as they are one and the same), recommended that the December 31, 2001 audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission on April 5, 2002.

Submitted by the Audit Committee of the Board:

Alfred Lam, on behalf of the Board:

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance

The above directors and officers have each filed an Annual Statement of Changes in Beneficial Ownership on Form 5 for the fiscal year ending December 31, 2001.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No officer or director of the Company received compensation in excess of $100,000 during the fiscal year ended December 31, 2002. The Company has agreed to pay Mr. Lam a salary of $50,000 for the year ending December 31, 2002. Neither Mr. Turner nor Ms. Chan received any remuneration for their services as directors, and there are no plans to compensate them for the fiscal year ending December 31, 2002.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Special Meeting was August 9, 2002. As of the Record Date, the Company had a total of 23,191,950 shares of Common Stock issued and outstanding. The following table sets forth, as of August 9, 2002, the number of shares of Common Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current officers and directors as a group.

Name and Address	Number of Shares Owned Beneficially	Percent of Class Owned
Alfred Lam (1) Unit D, 11/F, Garment Center, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong	17,000,000 (2)	73.30%
Louisa Chan (1) Flat 8B, Evelyn Tower 38 Cloudview Road Hong Kong	0	0
Henrik M. Christensen (1) 5B, London Court Realty Garden 41 Conduit Road Hong Kong	8,300	nil
Rango Lam (1) G/F, No 1 Hang Mei Deng Village Mang Kung Uk Road,Clear Water Bay, DD243 LOT 1554, Hong Kong	60,500	0.26%
Scott Turner (1) Airgate Corp. 153-04 Rockaway Blvd. Jamaica, NY 11434	850,000	3.67%
Daisy Law (1) Flat E, 29/F, Tower 3, Tai Hing Gardens Phase 1, No 11 Dun Wen Rd, Tuen Mun Hong Kong	4,000	nil
Kaze Chan (1) Room 310, Tak Man House, Oi Man Estate, Ho Man Tin, Kowloon, Hong Kong	62,500	0.27%
All directors and named executive officers as a group (7 persons) (1)	17,985,300	77.55%

(1) The person listed is an officer, director, or both, of the Company.

(2) Includes 8,000,000 shares owned by Buller Services Corp., of which Mr. Lam may be deemed to be the beneficial owner.

FINANCIAL INFORMATION

Please see the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 5, 2002, for details regarding the Company's financial information. A copy of the report is incorporated herewith as Exhibit A.

PROPOSALS FOR STOCKHOLDER VOTE

PROPOSAL ONE

ELECTION OF THE BOARD OF DIRECTORS

A board of five (5) directors is to be elected at the Meeting. The nominees are the three current members of the Board, Alfred Lam, Scott Turner and Louisa Chan, as well as two other person who have been serving the Company as executive officer, Henrik M. Christensen and Kaze Chan. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required; Recommendation of the Board of Directors

With respect to the election of directors, the five candidates receiving the highest number of votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

The Board of Directors recommends a vote for the persons listed above.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION

The Board of Directors has unanimously approved, and recommends for shareholder approval, the amendment of the Articles of Incorporation to increase the maximum permissible number of directors from 5 to 9. At the meeting the shareholders are being asked to elect 5 directors. However, none of the nominees for positions on the board may be considered to be independent directors (i.e., persons who are not officers, employees or affiliates of the Company.) The Company anticipates that it may be required, or that it may find it desirable or beneficial in the future to appoint one or more independent directors to its board of directors. This may be necessary or appropriate in order to satisfy listing requirements for the NASDAQ Small Cap Market or another exchange on which theCompany seeks to have its shares listed for trading, or for other business reasons. Increasing the maximum number of directors who may be elected to the board is expected to be beneficial to the Company because it will enable the board to be expanded from 3 members to 5 members at this time, and it will also afford the flexibility of electing or appointing additional members in the future.

Vote Required; Recommendation of the Board of Directors

Approval of the amendment to the Articles of Incorporation will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the adoption of the amendment of the Articles of Incorporation, the Board of Directors will reconsider the amendment.

The Board of Directors recommends a vote "for" approval of the amendment of the Articles of Incorporation

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Moores Rowland, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending 2002. Moores Rowland has audited the Company's financial statements for each of the two previous fiscal years. No representative of Moores Rowland is expected to be present at the meeting.

Audit Fees

During the year ended December 31, 2001, Moores Rowland billed the Company approximately $30,980 for professional services rendered for the audit of the Company's consolidated financial statements for such period and for the review of the consolidated financial statements included in the Quarterly Reports on Form 10-QSB during such period.

All Other Fees

During the year ended December 31, 2001, Moores Rowland billed the Company approximately $19,350 for tax and other non-audit services.

Vote Required; Recommendation of the Board of Directors

The Board of Directors has conditioned its appointment of the Company's independent certified public accountants upon receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the selection of Moores Rowland, the Board of Directors will reconsider the appointment of the independent certified public accountants.

The Board of Directors recommends a vote "for" this proposal.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.

THE BOARD OF DIRECTORS

Boulder, Colorado

August 16, 2002

EXHIBITS

A. The Company's 2001Annual Report (incorporated by reference from Form 10-KSB filed with the Securities and Exchange Commission on April 5, 2002).

  Articles of Amendment to the Company's Articles of Incorporation (to be filed with the Definitive Information Statement.)